Exhibit 99.2

FORM OF PROXY CARD – WESTBOUND BANK COMMON STOCK

WESTBOUND BANK

655 West Grand Parkway South

Katy, Texas 77494

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

I hereby appoint Bruce Reichstein, Valerie Hightower, and Alicia Riviere, or any of them, with full power of substitution, to be my attorneys and proxies at the special meeting of shareholders of Westbound Bank (“Westbound”) to be held on [    ], 2018 at 655 West Grand Parkway South, Katy, Texas 77494, at [    ]:00 p.m., local time, and to represent and vote, as designated below, all of the shares of Westbound common stock held of record by me as of the record date for the meeting, granting unto such attorneys and proxies, and to either of them and to their substitutes full power and authority to act for and in my name at the meeting and all adjournments thereof, if any, as follows:

1.	Proposal to approve the Agreement and Plan of Merger by and among Guaranty Bancshares, Inc., Guaranty Bank & Trust, N.A., and Westbound, pursuant to which Westbound will merge with and into GBT (the “Merger”), with GBT surviving the Merger, and approve the Merger (the “Westbound Merger Proposal”).

☐    FOR                                         ☐    AGAINST                                          ☐    ABSTAIN

2.	Proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies in favor of the Westbound Merger Proposal.

☐    FOR                                         ☐    AGAINST                                          ☐    ABSTAIN

If properly executed and returned to Westbound, this proxy will be voted in the manner directed herein. If no direction is made, this proxy will be voted “FOR” each of the proposals described above. I hereby revoke any and all proxies with respect to such shares previously given by me and acknowledge receipt of the notice of special meeting of shareholders and the proxy statement/prospectus of the board of directors delivered to me and relating to the special meeting.

Instructions: Please sign your name exactly as it appears on your stock certificate. When signing in a representative capacity, please include title and authority. By executing this proxy, you are voting all of the shares of Westbound common stock that you own as provided herein.

PLEASE COMPLETE, EXECUTE AND RETURN THE PROXY PROMPTLY.

DATE: ____________________, 2018

Signature	Additional signature, if held jointly

Print name	Print name

(If signing as representative, print title.)

Name of Shareholder: [    ]

Number of Shares of Westbound common stock: [    ]